UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 17, 2021

Kaival Brands Innovations Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-56016	83-3492907
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4460 Old Dixie Highway
Grant, Florida 32949
(Address of principal executive office, including zip code)

Telephone: (833) 452-4825
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTOR OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

Effective March 17, 2021, the Board of Directors (the “Board”) of Kaival Brands Innovations Group, Inc. (the “Company”) appointed Paul Reuter, Carolyn Hanigan, and Roger Brooks to serve on the Board. Mr. Reuter, Ms. Hanigan, and Mr. Brooks were appointed to fill vacancies created by the Board to expand the size of the Board from two to five directors.

The Board evaluated Mr. Reuter’s, Ms. Hanigan’s, and Mr. Brooks’ independence in accordance with the independence standards for directors set forth in Rule 5602(a)(2) of the Nasdaq Listing Rules, and affirmatively determined that each individual qualifies as an independent director. Effective March 17, 2021, (i) Mr. Reuter was appointed to serve as the Chair of the Board, the Chair of the Governance and Nominating Committee, and a member of the Audit and Finance Committees; (ii) Ms. Hanigan was appointed to serve as the Chair of the Finance Committee and a member of the Audit and Governance and Nominating Committees; and (iii) Mr. Brooks was appointed to serve as the Chair of the Audit Committee and a member of the Governance and Nominating and Finance Committees.

Effective March 17, 2021, we entered into Independent Director Agreements (each, an “Independent Director Agreement” and, collectively, the “Independent Director Agreements”) with each of Mr. Reuter, Ms. Hanigan, and Mr. Brooks, pursuant to which each director will receive cash compensation in the amount of $12,500 per quarter and a non-qualified stock option to purchase up to 300,000 shares of the Company’s common stock. 90,000 shares underlying the stock options will vest on March 17, 2021, 70,000 shares underlying the stock options will vest on March 17, 2022, 70,000 shares underlying the stock options will vest on March 17, 2023, and the remaining 70,000 shares underlying the stock options will vest on March 17, 2024. The exercise price per share was based on the closing bid price of the Company’s common stock on March 17, 2021, or $2.165 per share. The foregoing summary is qualified in its entirety by the full text of the Independent Director Agreements, which are filed herewith as Exhibits 10.1, 10.2, and 10.3 to this Current Report on Form 8-K (this “Report”) and is incorporated by reference herein.

Biographical and other information as to each director is as follows:

Paul Reuter

Mr. Reuter, age 74, has nearly five decades of industry experience in small box retail as a journalist, editorial director, entrepreneur, and speaker. From April 2013 through June 2019, he served as the Chairman and Founding Partner of the Midwest Retail Group LLC, which was the largest 7-Eleven franchise group. Beginning in January 2018, Mr. Reuter founded and serves as a consultant for Kreative Collaborations, LLC, an industry consultancy. Prior to that, Mr. Reuter purchased CSP Information Group Inc. (“CSP Information Group”) in 1991 and served as the Chief Executive Officer until July 2012, at which time CSP Information Group was sold to CSP Business Media, now Winsight LLC, based in Chicago, Illinois. Under his leadership, CSP Information Group became the industry leader in market share and a well-respected industry journalism entity. Mr. Reuter also serves as a director of Abierto Networks LLC (“Abierto Networks”), a digital communications and engagement solutions provider that primarily focuses on the convenience and food service industries. Mr. Reuter graduated from St. John’s University in 1968. Mr. Reuter’s previous experience in the convenience store industry will provide invaluable knowledge to the Board and qualifies him to serve as a director.

There are no family relationships between Mr. Reuter and any of the Company’s directors or executive officers. There is no arrangement or understanding between Mr. Reuter and any other person pursuant to which Mr. Reuter was appointed as one of the Company’s directors and there are no related party transactions involving Mr. Reuter that are reportable under Item 404(a) of Regulation S-K.

Carolyn Hanigan

Ms. Hanigan, age 49, served as the President of Reynolds American Innovation Company, an operating company of Reynolds American, Inc. (“RAI”) from January 2016 until her retirement in June 2018. Ms. Hanigan led the global vapor collaboration with British American Tobacco (“BAT”) up until RAI was acquired by BAT in 2017. Ms. Hanigan was the architect of RAI’s U.S. reduced risk products strategic direction to further the vision of transforming tobacco. Under her leadership, RAI prepared both the U.S. commercial execution and regulatory applications for the Glo tobacco heating products, the Velo nicotine pouches, and the Alto, Ciro, Vibe and Solo nicotine vaporizers. Prior to her time at RAI, between April 2011 and December 2015, she served as the Vice President of Consumer Marketing at Swander Pace Capital, one of the leading consumer products private equity firms. While at Swander Pace Capital, she provided consumer-led insights needed to make investments, accelerate portfolio company growth, and generate superior returns on exit. The portfolio companies she worked with included Merrick Pet Care, Kicking Horse Coffee, Wholesome Pet Care, Oregon Ice Cream, glo Professional, Gilchrist and Soames, and Voortman’s Cookies. From July 2008 until October 2010, she served as the Chief Marketing Officer of The Nutro Company, the operating company of Mars Pet Care, Inc. Ms. Hanigan spent almost a combined 10 years in marketing at Nestle S.A. and sales and marketing at The Clorox Company. She holds a Bachelor’s degree in business from Boston College and a Master of Business Administration degree from St. Mary’s College. Ms. Hanigan’s extensive tobacco industry experience, as well as her consumer sales and marketing experience qualifies her for service on the Board.

There are no family relationships between Ms. Hanigan and any of the Company’s directors or executive officers. There is no arrangement or understanding between Ms. Hanigan and any other person pursuant to which Ms. Hanigan was appointed as one of the Company’s directors and there are no related party transactions involving Ms. Hanigan that are reportable under Item 404(a) of Regulation S-K.

Roger Brooks

Mr. Brooks, age 76, has served as the Chairman, Treasurer, and Co-founder of Abierto Networks, a digital media and engagement technology company focused on the convenience store, retail, and other similar consumer market segments, since 2005. Prior to his roles at Abierto Networks, from 1998 to 2008, Mr. Brooks was the lead independent director and member of the compensation and audit committees for Moldflow Corporation, a Nasdaq-listed software company that was sold to Autodesk, Inc. in 2008. From 2017 to 2019, Mr. Brooks served as an independent director of Lytron, Incorporated, a closely held international industrial solutions company. From 1998 to 2002, Mr. Brooks served as President, Chief Executive Officer, and member of the board for Intelligent Controls, Inc., a publicly traded software and instrumentation company, which was sold to Franklin Electric Co. Inc. Mr. Brooks was President, Chief Executive Officer, and a board member of Dynisco, Inc. from 1987 to 1996 where he grew the company from $10 million of sales to an international company with over $100 million of sales. Mr. Brooks holds a Bachelor of Arts degree from the University of Connecticut and a Master of Business Administration degree from New York University, Stern Graduate Business School. He is also a graduate of the Stanford University Executive Management Program. Mr. Brooks extensive experience gained from his roles as an executive officer and director of numerous public companies, as well as experience in the convenience store, retail, and other consumer markets will be invaluable to the Board and qualifies him for service as a director.

There are no family relationships between Mr. Brooks and any of the Company’s directors or executive officers. There is no arrangement or understanding between Mr. Brooks and any other person pursuant to which Mr. Brooks was appointed as one of the Company’s directors and there are no related party transactions involving Mr. Brooks that are reportable under Item 404(a) of Regulation S-K.

A copy of the Company’s March 18, 2021 press release announcing these appointments is furnished as Exhibit 99.1 to this Report.

ITEM 5.05 AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

On March 17, 2021, the Board adopted a Code of Ethics and Business Conduct, that applies to all directors, senior officers, and employees of the Company (the “Code of Ethics”). The Code of Ethics was adopted to enhance and clarify Company personnel’s understanding of the Company’s standards of ethical business practices, promote awareness of ethical issues that may be encountered in carrying out an employee’s or director’s responsibilities, and sets forth how to address ethical issues that may arise. The foregoing summary is qualified in its entirety by the full text of the Code of Ethics, which is attached hereto as Exhibit 14.1 and incorporated herein by reference. The Code of Ethics will be posted on the Company’s website, www.kaivalbrands.com, as soon as possible. The inclusion of the Company’s website address in this Report does not include or incorporate by reference the information on the Company’s website into this Report.

ITEM 8.01 OTHER EVENTS

On March 17, 2021, the Board approved the establishment of three standing committees: the Audit Committee, the Governance and Nominating Committee, and the Finance Committee. On the same date, the Board also approved and adopted the Audit Committee Charter (the “Audit Charter”), the Governance and Nominating Committee Charter (the “Governance Charter”), and the Finance Committee Charter (the “Finance Charter” and, together with the Audit Charter and the Governance Charter, the “Charters”). The Charters will be available on the Company’s website. The Charters are also attached hereto as Exhibits 99.2, 99.3, and 99.4 and are incorporated herein by reference.

Finally, on March 17, 2021, the Board also approved and adopted an Insider Trading Policy, a copy of which is attached hereto as Exhibit 99.5 and is incorporated herein by reference. The Insider Trading Policy will be posted on the Company’s website.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number	Description
10.1	Independent Director Agreement, dated March 17, 2021, by and between the Company and Paul Reuter.
10.2	Independent Director Agreement, dated March 17, 2021, by and between the Company and Carolyn Hanigan.
10.3	Independent Director Agreement, dated March 17, 2021, by and between the Company and Roger Brooks.
14.1	Code of Business Conduct and Ethics.
99.1	Press Release dated March 18, 2021.
99.2	Audit Committee Charter.
99.3	Governance and Nominating Committee Charter.
99.4	Finance Committee Charter.
99.5	Insider Trading Policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kaival Brands Innovations Group, Inc.

Dated: March 18, 2021	By:	/s/ Nirajkumar Patel
Nirajkumar Patel
Chief Executive Officer, Chief Financial Officer, and a Director